SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       November 24, 2004 (November 23, 2004)

Illini Corporation

(Exact name of registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

0-13343	37-1135429

(Commission File Number)	(IRS Employer Identification No.)

3200 West Iles Avenue
Springfield, Illinois	62707

(Address of Principal Executive Offices)	(Zip Code)

     Registrant’s telephone number, including area code       (217) 787-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Management Continuity Agreement
News Released, Dated November 23, 2004

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On November 23, 2004, Illini Corporation (“Illini”) announced the appointment of Gaylon E. Martin as permanent successor to Burnard K. McHone as President and Chief Executive Officer. Mr. Martin was also appointed to Illini’s board of directors. Illini entered into a Management Continuity Agreement with Mr. Martin effective as of November 1, 2004. Illini’s news release and Management Continuity Agreement are attached hereto as Exhibits 99.1 and 10.1 and are incorporated herein by reference.

          The material terms of the Management Continuity Agreement are as follows:

SECTION I. EMPLOYMENT

A.	Term. Illini shall continue to employ Gaylon E. Martin (“Officer”) as its President, and Illini Bank (“Bank”) shall continue to employ Officer as its President until November 1, 2008, (the “Term”), unless terminated prior to the expiration of the Term pursuant to Section II herein.

B.	Compensation. As compensation for services provided to Illini and Bank by Officer pursuant to this Agreement, Illini shall pay the Officer an annual base salary of $135,000.00. On July 1, 2005, and annually thereafter, Officers base salary will be adjusted to equal the 75th percentile of banks of similar asset size according to the Illinois Community Bank salary surveys. Adjustments to Officers base salary are subject to the approval of the Board of Directors. It is expressly understood that the annual base salary of Officer shall be allocated between Illini and Bank in accordance to time devoted to each position. Officer will not participate in any incentive program except as may be awarded by the Board of Directors on an arbitrary basis. Such other compensation and benefit plans are hereinafter referred to collectively as the “Compensation and Benefits Plans”, and exclude any participation or rights that Officer may have been granted or offered to Illini stock options, which rights, to the extent that they exist, are waived by Officer. Officer shall be paid a $600.00 monthly automobile allowance as reimbursement for the use of his personally owned automobile and in addition, Officer shall be reimbursed for gasoline expense incurred in official travel.

C.	Duties. Officer shall perform such duties and functions as are assigned to him by the bylaws of Illini or Bank, as amended or restated by the Board of Directors of Illini or by the Board of Directors of Bank. Illini shall provide the Officers with a description of his duties at the inception of his employment which shall remain unchanged until such time as changes in duties or function are approved by Illini’s or Bank’s Board of Directors. In the event of an actual or potential Change in Control (as defined in Section II, H) of Illini, Officer shall perform his duties and function in a manner that is consistent with the best interest of Illini and its shareholders, without regard to the effect that the potential or actual Change in Control may have on the officer personally.

D.	Duty of Loyalty. The Officer shall work full-time for Illini and Bank only, or for a subsidiary thereof, provided that:

1.	He may also engage in charitable, civic and other similar activities;

2.	With the consent of the Board of Directors of Illini or Bank, he may serve as a director of a business organization not competing with the Illini or Bank; and

3.	He may make such investment and reinvestment in business activities as shall not require a substantial portion of his time.

E.	Duty Not To Disclose Confidential Information. The Officer acknowledges that his relationship with Illini is one of high trust and confidence, and that he has access to Confidential Information, as hereinafter defined, of Illini and Bank. The Officer shall not directly or indirectly, communicate, deliver, exhibit or provide Confidential Information to any person, firm, partnership, corporation, organization or entity, except as required in the normal course of the Officer’s duties. The duties contained in this paragraph shall be binding upon the Officer during the time that he is employed under this Agreement and following the termination of such employment. Such duties will not apply to any such Confidential Information that is or becomes in the public domain through no action on the part of the Officer, is generally disclosed to third parties by Illini without restriction on such third parties, or is approved for release by written authorization of the Board of Directors of Illini or Bank. The term “Confidential Information” shall mean any and all confidential, proprietary, or secret information relating to the Illini’s or Bank’s business, services, customers, business operations, or activities and any and all trade secrets, products, methods of conducting business, information, skills, knowledge, ideas, know-how or devices used in, developed by, or pertaining to Illini’s’ or Bank’s business and not generally known, in whole or in part, in any trade or industry in which Illini is engaged.

Section II. TERMINATION

A.	Term of Agreement. This Agreement shall run for an initial term of four years from its inception. Subject to the approval of the Board of Directors of Illini, or unless Illini terminates for cause, or Officer terminates in accordance with Section II, the term of this agreement shall be from November 1, 2004 through October 31, 2008. In the event of a termination by Illini for cause, or by the Officer under Section II, all obligations hereunder shall terminate except as specifically set forth in the Agreement.

B.	Voluntary Termination by Officer. The Officer may voluntarily terminate this Agreement by providing thirty days notice to Illini, in which event Illini shall have no further obligation to the Officer hereunder from the date of such termination except to pay Officer earned but unpaid salary and benefits without imposing further condition or reduction thereof, and the Officer shall have no further obligation to Illini hereunder except the duty to not disclose Confidential Information in accordance with Section E.

C.	Termination by Death of Officer. In the event the Officer’s employment with Illini is terminated due to the Officer’s death, Illini shall have no further obligation to the Officer, his hears or legatees hereunder from the date of such termination, except to notify Officers heirs or legatees of earned but unpaid salary and benefits due under the Compensation and Benefit Plans and the value, terms and condition of vested option rights and to pay Officer’s heirs or legatees amounts due officer hereunder without imposing further condition or reduction thereof and the heirs and legatees of the Officer shall have no further obligation.

D.	Termination by Disability of Officer. In the event of the Officer’s employment with the Illini is terminated due the Officer’s Permanent Disability, Illini shall have no further obligation to the Officer hereunder from the date of such termination except to notify the employee of and pay at the direction of Officer or persons empowered by Officer to direct payment earned but unpaid salary and benefits due under the Compensation and Benefit Plans without imposing further condition or reduction thereof, and Illini shall have no further obligation to Officer or person empowered by Officer to direct payments due under the Agreement. For purposes of this Agreement, the term “Permanent Disability” means a physical or mental condition of the Officer which:

1.	Has continued uninterrupted for six months;

2.	Is expected to continue indefinitely; and

3.	Is determined by Illini to render the Officer incapable of adequately performing his duties.

In case of dispute in applying “Permanent Disability” to a physical or mental condition of Officer, the test of disability used by the United States Social Security Administration for the same or similar purposes shall be the final standard for determining the “Permanent Disability” of the Officer.

E.	Termination by Illini Without Cause. Illini may terminate this Agreement without cause prior to the Firm Term as hereinafter defined by providing thirty days notice to the Officer. In such event, the Officer shall have no further obligation to Illini hereunder, except the duty to not disclose Confidential Information in accordance with Section I, E, and Illini shall have no further obligation to the Officer hereunder from the date of such termination except (i) to pay to the Officer the salary payments described in Section I, B, in the amount in effect on the date of termination for a period of twelve months from the date of termination, (ii) to pay to the Officer any other benefits under the Compensation and Benefit Plans without imposing further condition or reduction; and provided, however, that any benefit to be provided by a Compensation and Benefit Plan may be provided by Illini through cash or equivalent value or through a nonqualified arrangement or arrangements if, in the judgment of Illini, permitting the Officer to participate in such plan after the date of termination would adversely affect the tax status of such plan, and if, in the judgment of the Officer, any proposed cash or equivalent value through a nonqualified arrangement or arrangement would not materially increase the tax liabilities of Officer under federal or state income tax or estate tax laws.

F.	Termination by Illini With Cause. Prior to or during the Firm Term, Illini may terminate this Agreement for Cause. For purposes of this Agreement, Cause shall mean;

1.	The Officer’s willful and material breach of a provision of this Agreement; or

2.	The Officer willfully engages in illegal conduct or gross misconduct, which materially and demonstrably injures Illini;

For purposes of determining whether “Cause” exists, no act or failure to act, on the Officer’s part shall be considered “willful” unless it is done, or omitted to be done, by the Officer in bad faith or without reasonable belief by the Officer that his action or omission was in the best interest of Illini. In the event of the Officer’s termination for Cause, Illini will have no further obligation to the Officer under the Agreement from the date of such termination.

     G. Termination Following Change in Control. In the event there is a Change in Control of Illini, as defined in Section H below, during the Term, and (1) within the period commencing twelve months prior to the date of a Change in Control and ending twelve months following the date of the Change in Control (the “Firm Term”), the Officer’s employment hereunder is terminated by the Illini other than for Cause, a defined in Section II, F; or (2) within the Firm Term, the Officer resigns from his employment hereunder upon thirty days written notice given to Illini within thirty days following a change of control, then the Officer shall have no further obligation to Illini hereunder, except the duty not to disclose Confidential Information in accordance with Section I, E, and Illini shall have no further obligation to the Officer hereunder from the date of termination except (i) to pay to the Officer the salary payments described in Section I, B, in the amount in effect on the date of termination, for the balance of the term of the contract, (ii) to pay to the Officer any other benefits due under the Compensation and Benefit Plans without imposing further condition or reduction thereof.

     H. Change in Control Defined. A Change in Control of the Illini shall have occurred:

1.	On the fifth day preceding the scheduled expiration date of a tender offer by, or exchange offer by any corporation, person, other entity or group (other than Illini or any of its wholly owned subsidiaries), to acquire Voting Stock of Illini if:

i.	After giving effect to such offer such corporation, person, other Entity or group would own 50% or more of the Voting Stock of the Illini;

ii.	There shall have been filed documents with the Securities and Exchange Commission in connection therewith (or, if no such Filing is required, public evidence that the offer has already commenced); and such corporation, person, other entity or group has secured all required regulatory approvals to own or control 50% or more of the Voting Stock of Illini;

2.	If the shareholders of Illini approve a definitive agreement to merger or consolidate Illini with or into another corporation in a transaction in which neither Illini nor any of its wholly owned subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of the Illini’s assets to any corporation, person, other entity or group (other than Illini or any of its wholly owned subsidiaries), and such definitive agreement is consummated;

i.	(c) If any corporation, person, other entity or group (other than Illini or any of its wholly owned subsidiaries) becomes the Beneficial Owner (as that term is defined in the Securities and Exchange Commission’s Rule 13d-3 under the Securities Exchange Act of 1934) of stock representing 50% or more of the Voting Stock of Illini; or

ii.	(d) If during any period of two consecutive years Continuing Directors cease to comprise a majority of Illini’s Board of Directors.

3.	The term “Continuing Director’ means:

i.	Any member of the Board of Directors of Illini at the Beginning of any period of two consecutive years; and

ii.	Any person who subsequently becomes a member of the Board of Directors of the Illini, if:

(i) Such person’s nomination for election or election to the Board of Directors of Illini or Illini is recommended or approved by resolution of a majority of the Continuing Directors; or

(ii) Such a person is included a nominee in a proxy statement of the Illini distributed when a majority of the Board of Directors of Illini or Illini consists of Continuing Directors.

4.	“Voting Stock” means those shares of Illini entitled to vote generally in the election of directors.

I. Termination of Related Offices. The parties agree that in the event Officer’s employment by Illini is terminated for any reason, Officer will immediately resign from all other positions or offices held with Illini, including any directorships with Illini, or any subsidiaries thereof.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

10.1	Management Continuity Agreement by and between Gaylon E. Martin and Illini Corporation effective November 1, 2004.

99.1	News release dated November 23, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINI CORPORATION (Registrant)
By:	/s/ Gaylon E. Martin
Gaylon E. Martin, President and Chief Executive Officer

Dated: November 24, 2004

EXHIBIT INDEX

Number	Description
10.1	Management Continuity Agreement by and between Gaylon E. Martin and Illini Corporation effective November 1, 2004.

99.1	News release dated November 23, 2004.